Exhibit 99.1

The Honorable Mary Jo Heston

Chapter 11

UNITED STATES BANKRUPTCY COURT
FOR THE WESTERN DISTRICT OF WASHINGTON

AT TACOMA

In re: HARBOR CUSTOM DEVELOPMENT, INC., et al., Debtors.[1]	LEAD CASE NO. 23-42180-MJH (Jointly Administered) DEBTORS’ JOINT CHAPTER 11 PLAN

SUMMARY OF PLAN

Harbor Custom Development, Inc. and the other jointly administered debtors-in-possession (together, the “Debtors”) hereby propose the following joint Chapter 11 Plan (the “Plan”), which provides for the resolution of the outstanding Claims and Interests asserted against the Debtors. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article I of this Plan. Although proposed jointly for administrative purposes, this Plan constitutes a separate Plan for each Debtor. The Debtors are the proponents of the Plan within the meaning Bankruptcy Code section 1129.

Reference is made to the Disclosure Statement for (i) a discussion of the Debtors’ history, businesses, properties, assets, historical financial information, valuation, and projections; (ii) a summary and analysis of this Plan; and (iii) certain related matters, including risk factors relating to the consummation of this Plan and Distributions to be made under this Plan.

1 The Debtors along with their case numbers are as follows: Harbor Custom Development, Inc. (Lead Case); Belfair Apartments, LLC (23-42181); HCDI at Semiahmoo LLC (23-42183); Beacon Studio Farms LLC (23-42184); HCDI Bridge View, LLC (23-42187); HCDI FL Condo LLC (23-42188); Pacific Ridge CMS, LLC (23-42189); and Tanglewilde, LLC (24-40232).

DEBTORS’ JOINT CHAPTER 11 PLAN - 1	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Pursuant to and in accordance with the specific terms of the Plan, proceeds generated from sale of the Debtors’ assets will be distributed to Holders of Allowed Claims and Interests against the Debtors in accordance with the priorities set forth in the Bankruptcy Code.

ALL HOLDERS OF CLAIMS OR INTERESTS ENTITLED TO VOTE ON THE PLAN ARE ENCOURAGED TO READ CAREFULLY THE DISCLOSURE STATEMENT AND THE PLAN, EACH IN ITS ENTIRETY, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

ARTICLE I - DEFINITION OF TERMS

1.01 Definitions. The definitions and rules of construction set forth in sections 101 and 102 of the Code shall apply when terms defined or construed in the Code are used in this Plan, which are supplemented by the following definitions:

1. “222 et al.” means, collectively, 222, a Washington Limited Liability Company; Cynthia A. Blair, an individual; Michael A. Raquiza, an individual; and, William Chunyk, an individual.

2. “Administrative Claim” means a Claim against any of the Debtors arising on or after the Petition Date and before the Effective Date for a cost or expense of administration of the Chapter 11 Cases pursuant to sections 503(b), 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses of preserving the estates and operating the businesses of the Debtors incurred on or after the Petition Date and through the Effective Date; (b) Allowed Professional Fee Claims; and (c) any adequate protection claims provided for in the Cash Collateral Orders.

3. “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims, which shall be (i) 30 days after the Confirmation Date for Administrative Claims other than Professional Fee Claims and (ii) 45 days after the Effective Date for Professional Fee Claims.

4. “Allowed Claim/Interest” means any Claim or Interest in the amount and of the priority classification set forth in the proof of such Claim or Interest that has been filed timely in the Case, or in the absence of such proof, as set forth in the Debtor’s schedule of liabilities filed in the Case, unless (i) such Claim or Interest is listed in the schedule as disputed, contingent, or unliquidated, in which case such Claim or Interest shall be allowed only in such amount and such classification as authorized by a final order of the Court; (ii) such Claim or Interest has been objected to or is objected to after Confirmation, in which case such Claim or Interest shall be allowed only in such amount and such classification as authorized by a final order of the Court; or (iii) such Claim or Interest has been paid in full, withdrawn or otherwise deemed satisfied in full. “Allow,” “Allowing,” and “Allowance” shall have correlative meanings.

DEBTORS’ JOINT CHAPTER 11 PLAN - 2	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

5. “Avoidance Actions” means any and all causes of action, claims, remedies, or rights, that may be brought by or on behalf of the Debtors or the Estates under Bankruptcy Code sections 542, 544, 547, 548, 549, 550, 551, or 553, or under related state or federal statutes, or pursuant to any theory or cause of action under common law, regardless of whether such action has been commenced prior to the Effective Date.

6. “BankUnited” means BankUnited N.A., a national banking association.

7. “BankUnited Adversary Proceeding” means adversary proceeding commenced against BankUnited, N.A., styled Harbor Custom Development Inc et al v. BankUnited NA et al 24-04010-MJH.

8. “Bankruptcy Code” or “Code” means title 11 of the United States Code.

9. “Bankruptcy Court” or “Court” means the United States Bankruptcy Court for the Western District of Washington at Tacoma before which the Case is pending or any other court exercising jurisdiction over the Case in future.

10. “Beacon Studio Farms” means that certain real property in Whatcom County, Washington consisting of Tax Parcel ID#s: 405214055320000, 4051240634570000, and 4051240954490000.

11. “Belfair View Apartments” means that certain multi-family real property owned by Debtor Belfair Apartments LLC, located at 81 NE Ridge Point Blvd Belfair, WA 98528. The property consists of two parcels known as “Belfair Phase I” (Tax Parcel ID# 123285090031) and “Belfair Phase II” (Tax Parcel ID# 123285090032).

12. “Belfair Phase I Net Distributable Proceeds” means the proceeds available after payment of (i) all allowed secured claims on Belfair Phase I in accordance with the Plan, or appropriate reserve therefor, and (ii) payment of Estate Post-Effective Date Expenses for Belfair Phase I expenses, or appropriate reserve thereof.

13. “Belfair Phase II Net Distributable Proceeds” means the proceeds available after payment of (i) all allowed secured claims on Belfair Phase II in accordance with the Plan, or appropriate reserve therefor, and (ii) payment of Estate Post-Effective Date Expenses for Belfair Phase II expenses, or appropriate reserve thereof.

14. “Bridgeview Property” means that certain real property owned by Debtor Bridge View LLC, located at 2760-2764 Harold Dr. SE Port Orchard, WA 98366.

15. “Business Day/business day” means any day except Saturday, Sunday, or a “legal holiday” as defined in Federal Rule of Bankruptcy Procedure 9006(a).

16. “CA Properties” means the developed land lots located in the Darkhorse golf course community in Auburn, California, owned by Debtor HCDI.

DEBTORS’ JOINT CHAPTER 11 PLAN - 3	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

17. “Cash” means cash and cash equivalents, including bank deposits, wire transfers, checks representing good funds, and legal tender of the United States of America or instrumentalities thereof.

18. “Cash Collateral Orders” means the Final Cash Collateral Order and the preceding interim orders entered by the Bankruptcy Court authorizing the applicable Debtors to use Cash and providing adequate protection.

19. “Causes of Action” means and all claims, rights, actions, causes of action, liabilities, obligations, suits, debts, remedies, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, variances, trespasses, rights of setoff, third party claims, subordination claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, action for substantive consolidation, counterclaims, and cross claims, damages, or judgments whatsoever, whether known or unknown, reduced to judgment, liquidated or unliquidated, fixed or contingent, matured or unmatured, disputed or undisputed, foreseen or unforeseen, asserted or unasserted, existing or hereafter arising, in law, at equity, by statute, whether for tort, fraud, contract, or otherwise. For the avoidance of doubt, the term “Causes of Action” includes Avoidance Actions.

20. “Chapter 11 Cases” means: (a) when used with reference to a particular Debtor, the case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court; and (b) when used with reference to all Debtors, the procedurally consolidated and jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

21. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code, against any of the Debtors.

22. “Claim Objection” means an objection to the allowance of a Claim as set forth in section 502 of the Bankruptcy Code, Bankruptcy Rule 3007, and/or any order of the Bankruptcy Court.

23. “Claims Agent” means BMC Group LLC, the notice, claims, and solicitation agent retained by the Debtors in the Chapter 11 Cases [Docket No. 91].

24. “Claims Bar Date” means, as applicable, the Administrative Claims Bar Date, the General Claims Bar Date, the Governmental Claims Bar Date, or the Rejection Claims Bar Date.

25. “Class” means a Class of Claims or Interests as defined in the Plan pursuant to section 1122(a) and 1123(a)(1) of the Bankruptcy Code.

26. “Class 1J Initial Payment” means a distribution to Class 1J from any available amounts in the HCDI Unsecured Creditors Fund as of the Effective Date.

DEBTORS’ JOINT CHAPTER 11 PLAN - 4	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

27. “Collateral” means Estate Asset that is subject to a Lien to secure the payment or performance of a Claim, which Lien is perfected and not subject to avoidance under the Bankruptcy Code or otherwise invalid or unenforceable under the Bankruptcy Code or applicable non-bankruptcy law.

28. “Common Stock” means an Equity Interest represented by the 2,686,431 authorized shares of common stock of HCDI, including, without limitation, one of the 2,686,431 shares of common stock of HCDI issued and outstanding as of the Petition Date, or any interest or right to convert into such an Equity Interest or acquire any Equity Interest of HCDI that was in existence immediately prior to or on the Petition Date.

29. “Confirmation” means the Court’s confirmation of this Plan, as memorialized by the entry of the Confirmation Order.

30. “Confirmation Date” means the date the Bankruptcy Court enters the Confirmation Order.

31. “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan.

32. “Convenience Claim” means any General Unsecured Claim, other than a Priority Claim, (i) in an amount equal to or less than $5,000 or (ii) with respect to which the Person holding such Claim has made a Convenience Class Election.

33. “Convenience Class Election” means the election of a Person holding a General Unsecured Claim, other than a Priority Claim, that exceeds $5,000 to reduce its Allowed Claims, in their entirety, to $5,000, and thereby receive treatment in Class 1I – Convenience Claims in full satisfaction of its Allowed Claims. A Convenience Class Election may be made by submitting a properly completed ballot to the Solicitation Agent on or before the Voting Deadline.

34. “Debtors (each a Debtor”)” means individually and collectively, HCDI, Tanglewilde, Pacific Ridge, Belfair View, Beacon Farms, Bridgeview, HCDI FL Condo, and Semiahmoo.

35. “Debtor-in-Possessions” means the Debtors, with the rights and duties set forth in 11 U.S.C. § 1184.

36. “Disallowed Claim” when used with respect to a Claim, means a Claim, or such portion of a Claim, that has been disallowed by a Final Order.

37. “Disclosure Statement” means that certain disclosure statement, including all exhibits and schedules thereto or referenced therein, that relates to this Plan and has been prepared and distributed by the Debtors, as plan proponents, as approved by the Bankruptcy Court pursuant to Bankruptcy Code section 1125, as the same may be amended, modified, or supplemented.

DEBTORS’ JOINT CHAPTER 11 PLAN - 5	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

38. “Disclosure Statement Order” means the order approving the Disclosure Statement, authorizing the Debtors to solicit acceptances of the Plan and establishing certain related procedures and deadlines.

39. “Disputed Claim” means a filed or scheduled Claim of an alleged creditor that was listed in the Debtors’ schedules as “disputed,” or as to which an objection has been filed by a party-in-interest, and that has not become an Allowed Claim pursuant to the Order of Confirmation or a Final Order.

40. “Disputed Reserve” means or more reserves in respect of Disputed Claims established by the Plan Administrator.

41. “Division 3” means that certain real property owned by HCDI in Whatcom County, Washington, Parcel No. 151193/405 123 522350 0000, that is part of the Semiahmoo at Horizon project

42. “D&O Liability Insurance Policies” means all insurance policies (including any “tail policy”) that have been issued at any time covering any of the Debtors’ current or former directors’, managers’, officers’, and/or employees’ liability and all agreements, documents, or instruments relating thereto.

43. “Effective Date” The first Business Day that is at least thirty (30) calendar days following the entry of the Order of Confirmation.

44. “Equity Interest” means the interest of any holder of one or more equity securities of HCDI (including, without limitation, voting rights, if any, related to such equity securities) represented by issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in HCDI, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest, including any unvested restricted stock.

45. “Estate” means the Debtors’ estates created pursuant to section 541 of the Bankruptcy Code.

46. “Estate Post-Effective Date Expenses” means any and all reasonable fees, costs, and expenses incurred by the Plan Administrator not inconsistent with the Plan, including, without limitation, (i) the maintenance or disposition of the Post-Effective Date Debtors’ Assets, (ii) Plan Administrator fees, indemnity reserves, attorneys’ fees, the fees of professionals, and other Persons retained by the Plan Administrator, (iii) personnel-related expenses, and (iv) any taxes imposed on the Post-Effective Date Debtors’ or in respect of the Post-Effective Date Debtors’ Assets.

47. “Estate Property” means all real and/or personal property of the Estate.

DEBTORS’ JOINT CHAPTER 11 PLAN - 6	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

48. “Estate Property Sale” means all sales of real and/or personal property of the Estate.

49. “Estate Property Proceeds” means the Proceeds of the liquidation of Estate Property.

50. “Existing Board Members” means each member of the board of directors of the Debtors who holds such position between the Petition Date and immediately prior to the Effective Date.

51. “Exculpated Parties” means, all of the respective accountants, agents, attorneys, bankers, consultants, financial advisors, real estate advisors, professional persons, representatives, principals, managers, officers, directors, and other professionals, and successors and assigns of the Debtors.

52. “Final Cash Collateral Order” means that certain Final Order Authorizing Debtors to Use Cash Collateral and Granting Adequate Protection, entered on February 22, 2024.

53. “Final Order” means an order or judgment of the Court as to which the time for appeal has expired and a stay pending appeal has not been issued, has been lifted or otherwise resolved.

54. “Fratelli’s” means Fratelli’s LLC, a Washington limited liability company.

55. “Free and Clear Sale” means an Estate Property Sale free and clear of liens and encumbrances pursuant to Sections 363 or 1123(a)(5)(D) of the Bankruptcy Code.

56. “General Claims Bar Date” means February 16, 2024.

57. “General Unsecured Claim” means any Unsecured Claim, other than Convenience Claim

58. “HCDI Net Proceeds” means proceeds of (i) the sale of Estate Property owned by HCDI or (ii) LLC Net Equity Proceeds.

59. “HCDI Unsecured Creditors Fund” shall mean the all Net Proceeds all LLC Net Equity Proceeds held by Post-Effective Date HCDI after (i) payment of (or reservation of amounts on account of) Claims in Classes 1A through 1H in accordance with the Plan, or appropriate reserve therefor, and payment of Estate Post-Confirmation Expenses, or appropriate reserve therefor. For avoidance of doubt, the HCDI Unsecured Creditors Fund does not include any amount included in the Disputed Reserves.

60. “Holder” means an Entity holding a Claim against or an Interest in any Debtor, as applicable.

DEBTORS’ JOINT CHAPTER 11 PLAN - 7	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

61. “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

62. “Intercompany Claim” means any Claim held by a Debtor against a Debtor.

63. “Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code) in any Debtor.

64. “LLC Debtors” means Tanglewilde LLC, Pacific Ridge, LLC, HCDI FL Condo, LLC, HCDI Bridge View LLC, HCDI Semiahmoo LLC, Beacon Studio Farms LLC, and Belfair Apartments, LLC.

65. “LLC Net Equity Proceeds” means the proceeds due to HCDI, as 100% owner of each LLC Debtor, of any equity distributions after payment of (i) all Allowed Secured Claims, Administrative Claim, and Unsecured Claims in accordance with the Plan, or appropriate reserve therefor, and (ii) payment of Estate Post-Effective Date Expenses, or appropriate reserve thereof

66. “Meadowscape” means that certain multi-family real property owned by Debtor Tanglewilde, LLC, located at 7635 3rd Way SE Olympia, WA 98503.

67. “Modern” means Modern Homestead, LLC.

68. “Modern Note” means that certain promissory note dated December 17, 2023, between Modern as borrower and Debtor HCDI as lender, in the principal amount of $1,500,000.00, secured by a deed of trust recorded in the real property records of Llano County, Texas.

69. “Mandalay Income Fund, I, LP.” means Mandalay Income Fund, I, LP, a Delaware limited partnership.

70. “Mandalay CA Properties” means the CA Properties in which Mandalay Income Fund, I, LP is the mortgagee (each, individually, a “Mandalay CA Propoerty”).

71. “Multi-Family Debtor” means the Tanglewilde, Belfair Apartments, Bridgeview, and Pacific Ridge Debtors.

72. “Multi-Family Properties” means that certain real property located in Washington State referenced herein as Meadowscape, Belfair Apartments, Pacific Ridge Apartments, and the Bridgeview Property.

73. “Multi-Family Sale” means the Debtors’ sale of the Multi-Family Properties.

74. “Net Proceeds” means the proceeds after the costs of any Free and Clear Sale (including commissions and other closing costs) of any Property.

DEBTORS’ JOINT CHAPTER 11 PLAN - 8	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

75. “Net Distributable Proceeds” means the proceeds after payment of the Net Proceeds and the payment of Allowed secured claims.

76. “New HCDI Corporate Governance Documents” means the form of documents providing for the corporate governance of Post-Effective Date HCDI, which may include any forms of certificate, articles of incorporation, bylaws, and such other forms of applicable formation documents, organizational, and governance documents (if any) of Post-Effective Date HCDI. For avoidance of doubt, if no such documents are adopted, this Plan shall serve as the New HCDI Corporate Governance Documents.

77. “New Membership Interests” means the membership interests to be issued by Post-Effective Date HCDI on or after the Effective Date pursuant to the Plan.

78. “Oakhurst Income Fund II, LP” means Oakhurst Income Fund II, LP, a Delaware limited partnership.

79. “Oakhurst TX Properties” means the TX Properties for which Oakhurst Income Fund II, LP is the mortgagee (each, individually, an “Oakhurst TX Property)”.

80. “Pacific Ridge Apartments” means that certain multi-family real property owned by Debtor Pacific Ridge, LLC located at 8445 Pacific Ave Tacoma, WA 98445.

81. “Person” means any person or organization created or recognized by law, including any association, company, cooperative, corporation, entity, estate, fund, individual, joint stock company, joint venture, limited liability company, partnership, trust, trustee, unincorporated organization, government or any political subdivision thereof, or any other entity or organization of whatever nature.

82. “Petition Date” means the date the non-Tanglewilde Debtors filed its voluntary chapter 11 petitions: December 11, 2023.

83. “Plan” means this Plan of Reorganization in its present form or as it may be amended or modified in accordance with the Bankruptcy Code or Court order.

84. “Plan Administrator” means Shelly Crocker LLC, who shall be the initial Plan Administrator designated to liquidate the Debtors’ assets and administer this Plan following the Effective Date.

85. “Post-Effective Date Debtors” means individually and collectively, post-effective date Debtors HCDI, Tanglewilde, Pacific Ridge, Belfair View, Beacon Farms, Bridgeview, HCDI FL Condo, and Semiahmoo.”

DEBTORS’ JOINT CHAPTER 11 PLAN - 9	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

86. “Post-Effective Date HCDI” means, on and after the Effective Date a new corporation, limited liability company, partnership, or other Entity that may be formed to, among other things, directly or indirectly own and hold all or substantially all of the assets and/or equity of the Debtors, as applicable, in accordance with this Plan and or any successor or assign thereto, including by transfer, merger, consolidation, sale, subscription or otherwise.

87. “Post-Effective Date New Interests” means the common stock (or other equity interests) of Post-Effective Date HCDI to be issued on or after the Effective Date in accordance with this Plan.

88. “Preferred Equity Interest” means an Equity Interest represented by an issued and outstanding share of preferred stock of HCDI prior to or on the Petition Date, including those certain Series A Cumulative Convertible Preferred Stock with the trading symbol HCDIP.

89. “Priority Tax Claim” means (i) any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code, or (ii) any Secured Claim that, absent its secured status, would meet the description of a Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code, together with any related Secured Claim for penalties.

90. “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class or the proportion of the Allowed Claims or Allowed Interests in a particular Class and other Classes entitled to share in the same recovery as such Allowed Claim or Allowed Interests under this Plan, unless otherwise indicated, and as adjusted to take into account any applicable Distribution Reserves.

91. “Professional” means a person or entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327, 328, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or as of the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331, or 363 of the Bankruptcy Code; or (b) awarded compensation and reimbursement by Final Order pursuant to section 503(b)(4) of the Bankruptcy Code.

92. “Properties” shall mean the real properties owned by the Debtors.

93. “Punta Gorda” means that certain real property owned by HCDI FL Condo consisting of raw multi-family site comprised of five (5) contiguous parcels of residential and preserve land along the west side of Charlotte Harbor, Florida, located at 115 North Marion Court, Punta Gorda, Florida 33950.

94. “Release Price” means the agreed upon release price for the sale of the TX Properties and the CA Properties by and between HCDI, as borrower, and the applicable mortgagee, as lender.

95. “Sale Determination” means a determination by the Plan Administrator that it is necessary for the Debtor to liquidate the real property that is the subject of the Plan to ensure that all Holders of Allowed Claims and/or Interests would receive the amount they would receive in a Chapter 7 liquidation.

DEBTORS’ JOINT CHAPTER 11 PLAN - 10	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

96. “Schedule(s)” means the schedules of assets, liabilities, and executory contracts, and statement of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, as amended from time to time.

97. “Secured Claim” means a Claim that is: (i) secured by a Lien on property in which any of the Debtors has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable Law or by reason of a Bankruptcy Court order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Debtors’ interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code; or (ii) Allowed pursuant to this Plan, or separate order of the Bankruptcy Court, as a secured claim.

98. “SEC” means the United States Securities and Exchange Commission.

99. “Securities Act” means the Securities Act of 1933, as amended, 15 U.S.C. §§ 77a–77aa, together with the rules and regulations promulgated thereunder, as amended from time to time, or any similar federal, state, or local Law.

100. “Security” means any security, as defined in section 2(a)(1) of the Securities Act.

101. “Semiahmoo” means the real property located in Whatcom County, Washington, totaling approximately 135 acres, consisting of the real properties known as “Horizon at Semiahmoo” and Inverness at Semiahmoo” but exclusive of the Beacon Studio Farms Property or Division 3.

102. “Semiahmoo Parcels” (and each, a “Semiahmoo Parcel”) means those certain individual parcels identified as Parcel A, Parcel A-1, Parcel B, Parcel B-1, Parcel C, and Parcel D in the Deed of Trust entered into by HCDI at Semiahmoo LLC, as grantor, and Fratelli’s LLC, and grantee for the Semiahmoo property.

103. “Sound Capital Construction Fund” means Sounds Capital Construction Fund, a Delaware limited liability company.

104. “Sound Capital Loans” means Sound Capital Loans, a Washington liability company.

105. “Sound Equity High Income Debt Fund” means Sound Equity High Income Debt Fund LLC, a Washington limited liability company.

106. “Sound CA Properties” means the CA Properties in which Sound Capital Loans, LLC is the mortgagee, (each, individually, a “Sound CA Property”)

DEBTORS’ JOINT CHAPTER 11 PLAN - 11	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

107. “Sound Capital TX Properties” means the TX Properties in which Sound Capital Construction Fund, LLC is the mortgagee, (each, individually, a “Sound TX Property”)

108. “Sound Equity TX Properties” means the TX Properties in which Sound Equity High Income Debt Fund, LLC is the mortgagee, (each, individually, a “Sound Equity TX Property”)

109. “Substantial Consummation” means “(A) transfer of all or substantially all of the property proposed by the plan to be transferred or (B) commencement of distribution under the plan.” 11 U.S.C. § 1101(2).

110. “Tanglewilde Petition Date” means the date the Tanglewilde Debtors filed its voluntary chapter 11 petition: February 2, 2024.

111. “Texas Lots” means that certain real property owned by HCDI located in Texas, consisting of the real property referred to as the Siena Creek Lots, the Summit Rock Lots, and the Steele Creek Lot.

112. “Texas Homes” means that certain real property owned by HCDI located in Texas, comprised of the real property referred to as the Cimarron Hills Homes, the Creeks Edge Homes, the Flintrock Falls Homes, the Siena Creek Home, and the Summit Rock Homes.

113. “TX Properties” means that certain real property owned by HCDI and comprised of the Texas Lots and the Texas Homes.

114. “Unimpaired” means with respect to a Class of Claims or Interests, a Class of Claims or Interests that is not Impaired within the meaning of section 1124 of the Bankruptcy Code.

115. “Unsecured Claim” means a Claim that is not an Administrative Claim, a Priority Tax Claim, a Secured Claim, a Convenience Claim, a Common Stock Claim or an Interest.

116. “Warranty Claims” means any claim made by any purchaser of real property from HCDI, as seller, for any breach or alleged breach of all warranties, express or implied, provided by HCDI or any of the Debtors in connection with, and pursuant to, the sale of real property.

1.02 Rules of Interpretation. The rules of construction set forth in § 102 of the Bankruptcy Code shall apply to the Plan.

DEBTORS’ JOINT CHAPTER 11 PLAN - 12	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

ARTICLE II - CLASSIFICATION OF CLAIMS AND INTERESTS

2.01 All Claims, as defined in § 101(5) of the Bankruptcy Code, against the Debtor are classified as set forth herein. A Claim is in a particular Class only to the extent it qualifies within the definition of such Class and is in a different Class to the extent it qualifies within the definition of such different Class.

Class 1A: Secured Claim of Sound Capital Loans, LLC–HCDI CA Properties

Class 1B: Secured Claim of Mandalay Income Fund, I, LP.– HCDI CA Properties

Class 1C: Secured Claim of Sound Capital Construction Fund, LLC–HCDI TX Properties

Class 1D: Secured Claim of Sound Equity High Income Debt Fund, LLC – HCDI TX Properties

Class 1E: Secured Claim of Oakhurst Income Fund II – HCDI TX Properties

Class 1F: Secured Claim of 222, LLC et al. – HCDI (Division 3)

Class 1G: Secured Claims of Modern Homestead LLC – HCDI TX Properties

Class 1H: Secured Claim of BankUnited – HCDI

Class 1I: Convenience Claims – HCDI

Class 1J: General Unsecured Claims – HCDI

Class 1K: Warranty Claims – HCDI

Class 1L: Preferred Equity Interests – HCDI

Class IM: Common Equity Interests – HCDI

Class 2A: Secured Claim of Buchanan Mortgage Holdings –Tanglewilde

Class 2B: Secured Claim of DRK – Tanglewilde

Class 2C: General Unsecured Claims – Tanglewilde

Class 2D: Equity Interests – Tanglewilde

Class 3A: Secured Claim of Sound Equity High Income Debt Fund, LLC –Belfair Phase I

Class 3B: Secured Claim of Oakhurst Income Fund II–Belfair Phase II

Class 3C: General Unsecured Claims – Belfair Apartments, LLC

Class 3D: Equity Interests – Belfair Apartments, LLC

Class 4A: Secured Claim of Benaroya Holdings – Bridgeview

Class 4B: General Unsecured Claims – Bridgeview

Class 4C: Equity Interests Benaroya Holdings – Bridgeview

Class 5A: Secured Claim of Sound Capital Construction Fund, LLC – Pacific Ridge

Class 5B: Secured Claim of 222, LLC et al. – Pacific Ridge

Class 5C: General Unsecured Claims – Pacific Ridge

Class 5D: Equity Interests – Pacific Ridge

Class 6A: Secured Claim of Fratelli’s LLC –Semiahmoo

Class 6B: General Unsecured Claims – Semiahmoo

Class 6C: Equity Interests – Semiahmoo

Class 7A: Secured Claim of Oakhurst Opportunity Lending Fund I–Punta Gorda

Class 7B: Secured Claim of BankUnited, N.A.– Punta Gorda

Class 7C: General Unsecured Claims – Punta Gorda

Class 7D: Equity Interests – Punta Gorda

Class 8: Convenience Class

DEBTORS’ JOINT CHAPTER 11 PLAN - 13	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

ARTICLE III

3.01 Unclassified Claims

a. Administrative Expense Claims. As defined herein, Administrative Expense Claims are Allowed Claims for costs or expenses of the Reorganization Case that are allowed under sections 503(b) and 507(a)(2) of the Bankruptcy Code, and will be paid as follows:

(1) Ordinary Course of Business Claims. Claims incurred in the ordinary course of the Business, including all employment-related expenses, following the Petition Date shall be paid in the ordinary course of business in accordance with the terms and conditions of the particular agreements governing such obligations.

(2) Administrative Expense Claims. Each holder of an administrative expense claim allowed under 11 U.S.C. § 503 will be paid in full on the Plan’s Effective Date in cash, or upon such other terms as may be agreed upon by the Debtors and the holder of the claim.

(3) United States Trustee Fees. All fees required to be paid under 28 U.S.C. §1930(a)(6) will accrue and be timely paid until each Chapter 11 case is closed, dismissed, or converted to another chapter of the Code. Any United States Trustee fees owed on or before the Plan’s Effective Date will be paid on the Effective Date.

(4) Priority Tax Claims. Priority Tax Claims shall include the principal portion of the applicable tax and interest accrued thereon through the Effective Date. Each Holder of an Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. Simple interest shall accrue on each Priority Tax Claim at the Federal Judgment Rate until paid in full.

3.02 Classified Claims and Interests

a. Class 1A: Secured Claims of Sound Capital Loans, LLC – HCDI CA Properties

Classification. Class 1A consist of the Secured Claims of Sound Capital Loans, LLC, secured by liens against the property of the Estate referred to as the Sound CA Properties.

Treatment. Class 1 consists of the Secured Claims of Sound Capital Loans which is subject to Allowance by the Court (the “Class 1A Claims”). The Class 1A Claims shall be paid from the Net Proceeds of the Free and Clear Sales of the individual Sound CA Properties, in accordance with the Release Prices. In connection with the close of a sale of an individual Sound CA Property, the Sound Capital liens shall be extinguished and Sound Capital Loans shall retain a lien on the Net Proceeds of the Free and Clear Sales of the individual Sound CA Properties until the Class 1A Claims and accrued interest thereon are paid in full. Beginning on the Effective Date, interest shall accrue on the Sounds Capital Loans Class 1A claims at the prepetition non-default rate of interest. HCDI may prepay the Class 1A Claim without penalty.

DEBTORS’ JOINT CHAPTER 11 PLAN - 14	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Voting. Class 1A is impaired. Class 1A is entitled to vote on the Plan. In the event that Class 1A has been paid in full from the disposition of collateral prior to the Confirmation Date, Class 1A will be unimpaired, and not entitled to vote on the Plan.

b. Class 1B: Secured Claims of Mandalay Income Fund, I, LP. – HCDI CA Properties

Classification. Class 1B consist of the Secured Claims of Mandalay Income Fund, secured by liens against the property of the estate referred to as the Mandalay CA Properties.

Treatment. Class 1B consists of the Secured Claim of Mandalay Income Fund which is subject to Allowance by the Court (the “Class 1B Claims”). The Class 1B Claims shall be paid from the Net Proceeds of the Free and Clear Sales of the individual Mandalay CA Properties, in accordance with the Release Prices. To the extent that Class 1B claims have not been paid in full as of the Effective Date, in connection with the close of a Free and Clear Sale of an individual Mandalay CA Property, the Mandalay Income Fund liens shall be extinguished, and Mandalay Income Fund shall retain a lien on Net Proceeds Free and Clear Sales of the individual Mandalay CA Properties until the Class 1B Claims and accrued interest thereon are paid in full. Beginning on the Effective Date, interest shall accrue on the Mandalay Income Fund Class 1B Claims at the prepetition non-default rate of interest. The Debtor may prepay the Class 1B Claims without penalty.

Voting. Class 1B is impaired. Class 1B is entitled to vote on the Plan. In the event that Class 1B has been paid in full from the disposition of collateral prior to the Confirmation Date, Class 1B will be unimpaired, and not entitled to vote on the Plan.

c. Class 1C: Secured Claims of Sound Capital Construction Fund – HCDI TX Properties

Classification. Class 1C consists of the Secured Claims of Sound Capital Construction Fund, secured by liens against the properties of the estate referred to as the Sound Capital TX Properties.

Treatment. Class 1C consists of the claims of Sound Capital Construction Fund which are subject to Allowance by the Court (the “Class 1C Claims”). The Class 1C Claims shall be paid from the Net Proceeds of the Free and Clear Sales of the individual Sound Capital TX Properties, in accordance with the Release Prices. In connection with the close of a Free and Clear Sale of an individual Sound Capital TX Property, the Sound Capital liens shall be extinguished and Sound Capital shall retain a lien on Net Proceeds of the Free and Clear Sales of the individual Sound Capital TX Properties until the Class 1C Claims and accrued interest thereon are paid in full. Beginning on the Effective Date, interest shall accrue on the Class 1C Claims at the prepetition non-default rate of interest. The Debtor may prepay the Class 1C Claims without penalty.

DEBTORS’ JOINT CHAPTER 11 PLAN - 15	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Voting. Class 1C is impaired. Class 1C is entitled to vote on the Plan. In the event that Class 1C has been paid in full from the disposition of collateral prior to the Confirmation Date, Class 1C will be unimpaired, and not entitled to vote on the Plan.

d. Class 1D: Secured Claims of Sound Equity High Income Debt Funds – HCDI TX Properties

Classification. Class 1D consist of the Secured Claims of Sound Equity High Income Debt Fund, secured by liens against the properties of the estate referred to as the Sound Equity TX Properties.

Treatment. Class 1D consists of the Sound Equity High Income Debt Fund which is subject to Allowance by the Court (the “Class 1D Claims”). The Class 1D Claims shall be paid from the Net Proceeds of the Free and Clear Sales of the individual Sound Equity TX Properties, in accordance with the Release Prices. In connection with the close of a Free and Clear Sale of an individual Sound Capital TX Property, the Sound Capital liens shall be extinguished, and Sound Capital shall retain a lien on Net Proceeds of the Free and Clear Sales of the individual Sound Equity TX Properties until the Class 1C Claims and accrued interest thereon are paid in full. Beginning on the Effective Date, interest shall accrue on the Class 1D claims at the prepetition non-default rate of interest. The Debtor may prepay the Class 1D Claim without penalty.

Voting. Class 1D is impaired. Class 1D is entitled to vote on the Plan. In the event that Class 1D has been paid in full from the disposition of collateral prior to the Confirmation Date, Class 1D will be unimpaired, and not entitled to vote on the Plan.

e. Class 1E: Secured Claims of Oakhurst Income Fund II – HCDI TX Properties

Classification. Class 1E consists of the Secured Claims of Oakhurst Income Fund II, secured by liens against the properties of the estate referred to as the Oakhurst TX Properties.

Treatment. Class 1E consists of the Oakhurst Income Fund II which is subject to Allowance by the Court (the “Class 1E Claims”). Class 1E shall be paid from the Net Proceeds of the Free and Clear Sales of the individual Oakhurst TX Properties, in accordance with the Release Prices. In connection with the close of a Free and Clear Sale of an individual Oakhurst TX Property, the Oakhurst Income Fund II liens shall be extinguished, and Oakhurst Income Fund II shall retain a lien on Net Proceeds of the Free and Clear Sales of the individual Oakhurst TX Properties until the Class 1E Claims and accrued interest thereon are paid in full. Beginning on the Effective Date, interest shall accrue on the Class 1E claims at the prepetition non-default rate of interest. The Debtor may prepay the Class 1E Claim without penalty.

Voting. Class 1E is impaired. Class 1E is entitled to vote on the Plan.

DEBTORS’ JOINT CHAPTER 11 PLAN - 16	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

f. Class 1F: Secured Claim of 222, LLC et al. – HCDI (Division 3)

Classification. Class 1F consists of the Secured Claim of 222 et al., which is subject to Allowance by the Court. The Class 1F claim is secured by a first position lien on the real property referred to as Division 3, located in Whatcom County, Washington.

Treatment. Class 1F shall be entitled to elect from the following treatment:

(1) Option 1: Retain Lien Through Sale of Division 3. Class 1F shall retain its lien securing its Class 1F claim until the sale of Division 3. Class 1F shall be paid from the Net Proceeds of the Free and Clear Sale of Division 3. In connection with the close of a Free and Clear Sale of Division 3, the 222 et al. lien shall be extinguished, and 222 et al. lien shall retain a lien on Net Proceeds of a Free and Clear Sale of Division 3 until the Class 1F Claims and accrued interest thereon is paid in full. Beginning at Confirmation, interest shall accrue on the Class 1F claim at the prepetition non-default rate of interest.

(2) Option 2: Collateral Return. Debtor shall surrender and return Division 3, which secures the Class 1F Claim, in exchange for full satisfaction for 222 et al.’s Allowed Class 1F, Allowed Class 5B, and Allowed Class 1J Claims and without representation or warranty by HCDI.

Voting. Class 1F is impaired. Class 1F is entitled to vote on the Plan. Insofar as the Holder of the Class 1F Claim does not affirmatively elect from the options set forth herein, such Class 1F Claim shall be conclusively deemed to have selected the Collateral Return Option (Option 2)

g. Class 1G: Secured Claims of Modern Homestead LLC – HCDI TX Properties

Classification. Class 1G is the disputed asserted claim of Modern Homestead, LLC secured by the disputed Modern Homestead, LLC mechanic’s lien on the Texas Homes. The allowance and amount of the Class 1G Claim, if any, are subject to dispute and shall be determined by the Court.

Treatment. Upon the Court’s determination of the Class 1G Claim pursuant to a claims objection or adversary proceeding, then at HCDI’s discretion, it may either setoff the Class 1G Claim against the Modern Note (subject to a determination by the Court as to either Modern’s or the Debtor’s right to setoff), or pay the Allowed Class 1G Claim from the Net Distributable Proceeds of the TX Homes. Class 1G will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 1G is a disputed claim and is therefore not entitled to vote on the Plan.

DEBTORS’ JOINT CHAPTER 11 PLAN - 17	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

h. Class 1H: Secured Claim of BankUnited – HCDI

Classification. Class 1H consists of the secured claim of BankUnited, N.A. in the asserted amount of $14,197,706.88, which is disputed. The allowance and amount of the Class 1H Claim, if any, shall be determined by the Court in the context of the BankUnited Adversary Proceeding or any other proceeding by this Court.

Treatment. The Class 1H Claim shall remain secured by its lien on its collateral, provided that the Class 1H Claim and secured position shall remain subject to any and all defenses, challenges, counterclaims, and setoff or recoupment rights with respect thereto, and subject further to a ruling of the Court in the BankUnited Adversary Proceeding. On the Effective Date, the Debtor shall make a distribution to BankUnited N.A. on account of its Class 1H Claim in the amount of $3,156,396.86, Beginning on the Effective Date, interest shall accrue on the Class 1H Claim at the Daily Secured Overnight Financing Rate (SOFR) in effect on the Confirmation Date. If the Court reduces the Class 1H Claim in the BankUnited Adversary Proceeding, then payment shall be limited to the Allowed Amount of the Class 1H Claim. If, at the time the Court determines the Allowed Class 1H Claim, the Debtors have provided payment on that claim exceeds the Allowed Class 1H Claim, BankUnited shall refund any amount of any overpayment. Any amount of the Class 1H claim that is not secured shall be treated as a Class 1J Claim.

Voting. Class 1H is a disputed claim and is therefore not entitled to vote on the Plan.

i. Class 1I: Convenience Claims – HCDI

Classification. Class 1I consists of all Allowed Convenience Class Claims.

Treatment. Each holder of an Allowed Convenience Class Claim shall receive, in full satisfaction, settlement, release, and discharge of and in exchange for such Convenience Claim, Cash in an amount equal to the Allowed amount of such Class 1I Claim, on or as soon as practicable after the Effective Date.

Classification. Class 1H is unimpaired and is therefore deemed to accept the Plan.

j. Class 1J: General Unsecured Claims – HCDI

Classification. Class 1J consists of all General Unsecured Claims of HCDI.

Treatment. On the Effective Date, each Holder of Allowed General Unsecured Claims shall receive its Pro Rata Share of the HCDI Unsecured Creditors Fund. As soon as is practicable after the Effective Date, each Holder of Allowed General Unsecured Claims shall receive its Pro Rata share of the Class 1J Initial Payment.

In addition, Class 1J shall receive its Pro Rata Share of 51% of the Post-Effective Date New Interests on the Effective Date.

DEBTORS’ JOINT CHAPTER 11 PLAN - 18	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Holders of Allowed General Unsecured Claims in Class 1J will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 1J is impaired. Class 1J is entitled to vote on the Plan.

k. Class 1K: Warranty Claims

Classification. Class 1K consists of all Warranty Claims against HCDI.

Treatment. On the Effective Date, all Warranty Claims shall be cancelled, released, extinguished, and discharged and will be of no further force or effect. Each Holder of a Warranty Claim shall receive no recovery or distribution on account of their Claim.

Voting. Class 1K is Impaired under the Plan and is deemed to reject the Plan.

l. Class 1L: Preferred Equity Interests – HCDI

Classification. Class 1L consists of all Preferred Equity Interests in HCDI.

Treatment. On the Effective Date, each holder of a Preferred Equity Interest shall be entitled to receive such holder’s Pro Rata Share of 49% of the Post-Effective Date New Interests. On the Effective Date, all HCDI Preferred Equity Interests shall be cancelled, released, extinguished, and discharged and will be of no further force or effect, including any right a Holder of a Class 1K Claim may assert for declared or undeclared dividends prior to the Petition Date.

Voting. Class 1L is Impaired under the Plan. Class 1L is entitled to vote on the Plan.

m. Class 1M: Common Equity Interests – HCDI

Classification. Class 1M consists of all Common Equity Interests in HCDI.

Treatment. On the Effective Date, all HCDI Common Stock Equity Interests shall be cancelled, released, extinguished, and discharged and will be of no further force or effect. Each Holder of an Interest shall receive no recovery or distribution on account of their Interests.

Voting. Class 1M is Impaired under the Plan and is deemed to reject the Plan.

n. Class 2A: Secured Claim of Buchanan Mortgage Holdings –Tanglewilde

Classification. Class 2A is the secured claim of Buchanan Mortgage Holdings which is subject to Allowance by the Court. The Class 2A claim is secured by a first position lien on the real property referred to as Meadowscape.

DEBTORS’ JOINT CHAPTER 11 PLAN - 19	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Treatment. Buchanan Mortgage Holdings shall retain its lien securing its Class 2A claim until the sale of the Meadowscape property. The Class 2A shall be paid from the Net Proceeds of the Free and Clear Sales of the Meadowscape property. In connection with the close of a Free and Clear Sale of the Meadowscape property, Buchanan Mortgage Holdings’ lien shall be extinguished and Buchanan Mortgage Holdings shall retain a lien on Net Proceeds of the Free and Clear sale of the Meadowscape Property until the Class 2A Claims and accrued interest thereon is paid in full Beginning at Confirmation, interest shall accrue on the Class 2A claim at the prepetition non-default rate of interest.

Voting. Class 2A is impaired. Class 2A is entitled to vote for the Plan.

o. Class 2B: Secured Claim of DRK Development, Inc. – Tanglewilde

Classification. Class 2B is the asserted secured claim of DRK Development, Inc, The allowance and amount of the Class 2B Claim are disputed and shall be determined by the Court.

Treatment. Class 2B shall retain its lien on the Net Proceeds of the Free and Clear Sale of the Meadowscape property after satisfaction of the Class 2A Claim, until resolution on allowance of the Class 2B Claim. The asserted amount of the Class 2B Claim from Net Proceeds of the Free and Clear Sale of the Meadowscape property after full payment of the Class 2A Claim shall be held in the Disputed Reserve. If the Court reduces the Class 2B Claim, then payment shall be limited to the Allowed Amount of the Class 2B Claim. Class 2B will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 2B is a disputed claim and is therefore not entitled to vote on the Plan.

p. Class 2C: General Unsecured Claims – Tanglewilde

Classification. Class 2C consists of all General Unsecured Claims of Tanglewilde.

Treatment. In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed General Unsecured Claim – Tanglewilde shall receive its Pro Rata share of any remaining Tanglewilde Net Distributable Proceeds available after payment in full of all senior Claims (subject to any Distribution Reserve). Holders of Allowed General Unsecured Claims in Class 2C will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 2C is impaired. Class 2C is entitled to vote on the Plan.

q. Class 2D: Equity Interests – Tanglewilde

Classification. Class 2D consists of all Interests in Tanglewilde.

DEBTORS’ JOINT CHAPTER 11 PLAN - 20	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Treatment. Holders of Class 2D Interests shall receive any remaining Net Distributable Proceeds after the sale of the Meadowscape property, after payment of Allowed Claims of Classes 2A and 2B, and Class 2C.

Voting. Class 2D is unimpaired under the Plan. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

r. Class 3A: Secured Claim of Sound Equity High Income Debt Fund LLC–Belfair Phase I

Classification. Class 3A is the secured claim of Sound Equity High Income Debt Fund, LLC which is subject to Allowance by the Court. The Class 3A claim is secured by a first position lien on the real property referred to as Belfair Apartments (Phase I).

Treatment. Sound Equity High Income Debt Fund shall retain its lien securing its Class 3A claim until the sale of the Belfair Apartments. The Class 3A Claim shall be paid from the Net Proceeds of the sale of the Free and Clear Sale of the Belfair Apartments property. In connection with the close of a sale of the Belfair Apartments property, Sound Equity High Income Debt Fund’s lien shall be extinguished and Sound Equity High Income Debt Fund shall retain a lien on the Net Proceeds of the Free and Clear sale of the Belfair Apartments property until the Class 3A Claims and accrued interest thereon is paid in full. Beginning at the Effective Date, interest shall accrue on the Class 3A claim at the prepetition non-default rate of interest.

Voting. Class 3A is impaired. Class 3A is entitled to vote for the Plan.

s. Class 3B: Secured Claim of Oakhurst Income Fund II–Belfair Phase II

Classification. Class 3B is the secured claim of Oakhurst Income Fund II which is subject to Allowance by the Court. The Class 3B claim is secured by a first position lien on the real property referred to as Belfair Apartments (Phase II).

Treatment. Oakhurst Income Fund II shall retain its lien securing its Class 3B claim until the sale of Belfair Apartments (Phase II). The Class 3B Claim shall be paid from the Net Proceeds of the Free and Clear Sale of the Belfair Apartments (Phase II) property. In connection with the close of a Free and Clear Sale of the Belfair Apartments (Phase II) property, Oakhurst Income Fund II’s lien shall be extinguished and Oakhurst Income Fund II shall retain a lien on Net Proceeds of the Free and Clear Sale of the Belfair Apartments (Phase II) property until the Class 3B Claims and accrued interest thereon is paid in full Beginning at the Effective Date, interest shall accrue on the Class 3B claim at the prepetition non-default rate of interest.

Voting. Class 3B is impaired. Class 3B is entitled to vote for the Plan.

DEBTORS’ JOINT CHAPTER 11 PLAN - 21	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

t. Class 3C: General Unsecured Claims – Belfair View Phase I and Phase II

Classification. Class 3C consists of all General Unsecured Claims of Belfair Apartments, LLC.

Treatment. In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed General Unsecured Claim – Belfair Apartments Phase I and Phase II shall receive its Pro Rata share of any remaining Belfair Apartment Phase I or Belfair Phase II Net Distributable Proceeds available after payment in full of all senior Claims. Holders of Allowed General Unsecured Claims in Class 3C will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 3C is impaired. Class 3C is entitled to vote on the Plan.

u. Class 3D: Equity Interests – Belfair

Classification. Class 3D consists of all Interests in Belfair Apartments.

Treatment. Holders of Class 3D Interests shall receive any remaining Net Distributable Proceeds after the sale of the Belfair Apartments property, after payment of Allowed Claims of Classes 3A, 3B, and 3C.

Voting. Class 3D is unimpaired under the Plan. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

v. Class 4A: Secured Claim of Benaroya Holdings – Bridgeview

Classification. Class 4A is the secured claim of Benaroya Holdings which is subject to Allowance by the Court. The Class 4 claim is secured by a first position lien on the real property referred to as Bridgeview.

Treatment. Benaroya Holdings shall retain its lien securing its Class 4 claim until the sale of Bridgeview. The Class 4A Claim shall be paid from the Net Proceeds of the Free and Clear Sale of the Bridgeview property. In connection with the close of a Free and Clear Sale of the Bridgeview property, Benaroya Holdings’ lien shall be extinguished, and Benaroya Holdings shall retain a lien on Net Proceeds of the Free and Clear Sale of the Bridgeview property until the Class 4A Claims and accrued interest thereon is paid in full. Beginning at Confirmation, interest shall accrue on the Class 4AClaim at the prepetition non-default rate of interest.

Voting. Class 4A is impaired. Class 4A is entitled to vote on the Plan.

w. Class 4B: General Unsecured Claims – Bridgeview

Classification. Class 4B consists of all General Unsecured Claims of Bridge View LLC.

DEBTORS’ JOINT CHAPTER 11 PLAN - 22	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Treatment. In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed General Unsecured Claim – Bridgeview shall receive its Pro Rata share of any remaining Bridgeview Net Distributable Proceeds available after payment in full of all senior Claims (subject to any Distribution Reserve). Holders of Allowed General Unsecured Claims in Class 4B will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 4B is impaired. Class 4B is entitled to vote on the Plan.

x. Class 4C: Equity Interests – Bridgeview

Classification. Class 4C consists of all Interests in Bridgeview.

Treatment. Holders of Class 4C Interests shall receive a distribution on LLC Net Equity Proceeds after the sale of the Bridgeview property, after payment of Allowed Claims of Class 4A and 4B.

Voting. Class 4C is unimpaired under the Plan. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

y. Class 5A: Secured Claim of Sound Capital Construction Fund – Pacific Ridge

Classification. Class 5A is the secured claim of Sound Capital Construction Fund – which is subject to Allowance by the Court. The Class 5 claim is secured by a first position lien on the real property referred to as Pacific Ridge.

Treatment. Sound Capital Construction Fund, LLC shall retain its lien securing its Class 5A claim until the Free and Clear Sale of Pacific Ridge. The Class 5A Claim shall be paid from the Net Proceeds of the Free and Clear Sale of the Pacific Ridge property. In connection with the close of a Free and Clear Sale of the Pacific Ridge property, the Sound Capital Construction Fund, LLC lien shall be extinguished and Sound Capital Construction Fund, LLC shall retain a lien on Net Proceeds from the Free and Clear Sale of the Pacific Ridge Property until the Class 5A Claims and accrued interest thereon is paid in full Beginning at the Effective Date, interest shall accrue on the Class 5A claim at the prepetition non-default rate of interest. Any remaining unpaid amount of the Class 5A claim shall be (1) treated as a secured claim against Belfair Phase 1,and paid from the proceeds of a Free and Clear Sale of the Belfair Apartments (Phase I) property after any distributions to Class 3A, and (2) shall be paid prior to any distributions to Class 3C entitled to distributions from the Belfair Phase I Net Distributable Proceeds on account from the Free and Clear Sale of the Belfair Apartments (Phase I) property

Voting. Class 5A is impaired. Class 5A is entitled to vote on the Plan.

DEBTORS’ JOINT CHAPTER 11 PLAN - 23	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

z. Class 5B: Secured Claim of 222, LLC et al. – Pacific Ridge

Classification. Class 5B is the secured claim of 222, LLC et al, which is subject to Allowance by the Court. The Class 5B claim is secured by a second priority lien on the real property referred to as Pacific Ridge.

Treatment. 222, LLC et al. shall retain its lien securing its Class 5B claim until the Free and Clear Sale of Pacific Ridge. The Class 5B Claim shall be paid from the Net Proceeds of the Free and Clear Sale of the Pacific Ridge property. At the time of such sale, 222, LLC et al.’s lien shall be extinguished, and 222, LLC et al. shall retain a lien on Net Proceeds of the Free and Clear Sale of the Pacific Ridge Property until the Class 5A Claims and accrued interest thereon is paid in full. Beginning at the Effective Date, interest shall accrue on the Class 5B claim at the prepetition non-default rate of interest. Any remaining unpaid amount of the Class 5B claim shall be considered a Class 1J claim, subject to any distribution 222, LLC et al. receives on account of its Class 1F Claim.

Voting. Class 5B is impaired. Class 5B is entitled to vote on the Plan.

aa. Class 5C: General Unsecured Claims – Pacific Ridge

Classification. Class 5C consists of all General Unsecured Claims of Pacific Ridge.

Treatment. In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed General Unsecured Claim – Pacific Ridge shall receive its Pro Rata share of any remaining Net Distributable Proceeds available after payment in full of all senior Claims (subject to any Distribution Reserve). Holders of Allowed General Unsecured Claims in Class 5C will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 5C is impaired. Class 5C is entitled to vote on the Plan.

bb. Class 5D: Equity Interests – Pacific Ridge

Classification. Class 5D consists of all Interests in Pacific Ridge

Treatment. Holders of Class 5D Interests shall receive any remaining Net Distributable Proceeds after the sale of the Pacific Ridge property, after payment of Allowed Claims 5A, 5B, and 5C.

Voting. Class 5C is unimpaired under the Plan. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

DEBTORS’ JOINT CHAPTER 11 PLAN - 24	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

cc. Class 6A: Secured Claim of Fratelli’s LLC –Semiahmoo

Classification. Class 6A is the secured claim of Fratelli’s LLC, which is subject to Allowance by the Court. The Class 6A Claim is secured by a first position lien on the Semiahmoo Parcels, together commonly referred to as Semiahmoo.

Treatment. Fratelli’s shall retain its lien securing its Class 6A claim until the Free and Clear Sale of the Semiahmoo Parcels. The Class 6A Claim shall attach to the Net Proceeds of the Free and Clear Sales of the Semiahmoo Parcels Lots. In connection with the close of a Free and Clear Sale of any individual Semiahmoo Parcel, Fratelli’s lien shall be extinguished and Fratelli’s shall retain a lien on Net Proceeds of the Free and Clear Sale of such Semiahmoo Parcel, until the Class 6A Claims and accrued interest thereon is paid in full Beginning at the Effective Date, interest shall accrue on the Class 6A claim at the prepetition non-default rate of interest.

Voting. Class 6A is impaired. Class 6A is entitled to vote on the Plan.

dd. Class 6B: General Unsecured Claims – Semiahmoo

Classification. Class 6B consists of all General Unsecured Claims of Semiahmoo.

Treatment. In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed General Unsecured Claim – Semiahmoo shall receive its Pro Rata share of any remaining Semiahmoo Net Distributable Proceeds available after payment in full of all senior Claims (subject to any Distribution Reserve). Holders of Allowed General Unsecured Claims in Class 6B will not be entitled to the payment of postpetition interest under the Plan.

Voting. Class 6B is impaired. Class 6B is entitled to vote on the Plan.

ee. Class 6C: Equity Interests – Semiahmoo

Classification. Class 6C consists of all Interests in Semiahmoo.

Treatment. Holders of Class 6C Interests shall receive any remaining Net Distributable Proceeds after the sale of the Semiahmoo property, after payment of Allowed Claims of classes 6A and 6B.

Voting. Class 6C is unimpaired under the Plan. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

DEBTORS’ JOINT CHAPTER 11 PLAN - 25	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

ff. Class 7A: Secured Claim of Oakhurst Opportunity Lending Fund I–Punta Gorda

Classification. Claim 7A is the Secured Claim of Oakhurst Opportunity Lending Fund I, which is subject to Allowance by the Court. The Oakhurst Opportunity Lending Fund I has a first priority lien on the real property referred to as Punta Gorda.

Treatment. Oakhurst Opportunity Lending Fund I shall retain its lien securing its Class 7A Claim until the Free and Clear Sale of the Punta Gorda property. The Class 7A Claim shall attach to the Net Proceeds of the Free and Clear Sale of the Punta Gorda property. Oakhurst Opportunity Lending Fund I’s lien shall be extinguished and it shall retain a lien on Net Proceeds from the Free and Clear Sale of the Punta Gorda property, until the Class 7A Claim and accrued interest thereon is paid in full. Beginning on the Effective Date, interest shall accrue on the Class 7A Claim at the prepetition non-default rate of interest.

Voting. Class 7 is impaired. Class 7A is entitled to vote on the Plan.

gg. Class 7B: Secured Claim of BankUnited, N.A.– Punta Gorda

Classification. Claim 7B is the secured claim of BankUnited, which is subject to Allowance by the Court. The Class 7B claim is secured by a second priority lien on the real property referred to as Punta Gorda.

Treatment. BankUnited shall retain its lien securing its Class 7B Claim against the Punta Gorda property until the Free and Clear Sale of the Punta Gorda property. The Class 7B Claim shall attach to the Net Proceeds of the Free and Clear Sale of the Punta Gorda property subject to the Class 7A Claim. BankUnited’s lien shall be extinguished and it shall retain a lien on Net Proceeds from the Free and Clear Sale of the Punta Gorda property, until the Class 7A Claim and accrued interest thereon is paid in full. Beginning on Confirmation, interest shall accrue on the Class 7B Claim at the prepetition non-default rate of interest. Following the close of the Free and Clear Sale on the Punta Gorda property, any deficiency claim owed on the 7B claim shall be treated as a Class 1H Claim.

Voting. Class 7B is impaired. Class 7B is entitled to vote on the Plan.

hh. Class 7C: General Unsecured Claims – Punta Gorda

Classification. Class 7C consists of all General Unsecured Claims of Punta Gorda

Treatment. In full and final satisfaction, compromise, settlement, release, and discharge of its Claim (unless the applicable Holder agrees to a less favorable treatment), each Holder of an Allowed General Unsecured Claim – Punta Gorda shall receive its Pro Rata share of any remaining Punta Gorda Net Distributable Proceeds available after payment in full of all senior Claims (subject to any Distribution Reserve). Holders of Allowed General Unsecured Claims in Class 7C will not be entitled to the payment of postpetition interest under the Plan.

DEBTORS’ JOINT CHAPTER 11 PLAN - 26	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

Voting. Class 7C is impaired. Class 7C is entitled to vote on the Plan.

ii. Class 7D: Equity Interests – Punta Gorda

Classification. Class 7D consists of all Interests in Punta Gorda.

Treatment. Holders of Class 7D Interests shall receive any remaining Net Distributable Proceeds after the sale of the Punta Gorda property, after payment of Allowed Claims of classes 7A, 7B, and 7C.

Voting. Class 7D is unimpaired under the Plan. Therefore, such Holders are not entitled to vote to accept or reject the Plan.

3.03 Voting Classes, Presumed Acceptance by Non-Voting Classes. If a Class contains Claims or Interests eligible to vote on this Plan and no Holder of Claims or Interests eligible to vote in such Class votes to accept or reject this Plan, the Holders of such Claims or Interests in such Class shall be deemed to have accepted this Plan.

ARTICLE IV – ALLOWANCE AND DISALLOWANCE OF CLAIMS

4.01 Claims Bar Date. The deadline by which to file a proof of Claim against, or Interest in, the Debtor was February 16, 2024.

4.02 Allowed Claims. Under this Plan, only Allowed Claims will be paid. The Debtors and Post-Effective Date Debtors reserve all rights with respect to objecting post-Confirmation to any Claim, as discussed further in Section 5.04, below.

4.03 Disallowed Claims. Claims that have been disallowed by the Court may not participate in Plan distributions.

4.04 Disputed Claims. This Plan reserves all of the Debtor’s rights to object to, to dispute or to contest Claims against the Debtor or Estate, or Interests in the Debtor, that have not been Allowed by the Court. If a Post-Effective Date Debtor seeks to dispute or to contest a Claim or Interest, then Post-Effective Date Debtor or the Plan Administrator will hold back from distributions in the Distribution Reserve such disputed amount until the dispute is resolved. The Post-Effective Date Debtor/Plan Administrator and the holder of the disputed Claim or Interest shall attempt to resolve the objection; however, the Court shall retain jurisdiction to resolve such objection if the parties are unable to do so without the Court’s involvement. The Post-Effective Date Debtors shall have 90 days from the Effective Date to object to any Claim (“Claim Objection Period”); provided, that the Post-Effective Date Debtors may move the Court to extend the Claim Objection Period.

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4.05 Claims Administration Responsibilities. Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Plan Administrator shall have the sole authority to File and prosecute objections to Claims and to (1) settle, compromise, withdraw, litigate to judgment, or otherwise resolve objections to any and all Claims, regardless of whether such Claims are in a Class or otherwise; (2) settle, compromise, or resolve any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

4.06 Setoff. The Debtors may, but shall not be required to, set off against any Claim, and the payment(s) or other distribution(s) to be made pursuant to the Plan with respect to such Claim, claims of any nature whatsoever that the Debtor may have against such holders; provided, that neither the failure to do so nor the Allowance of any Claim shall constitute a waiver or release by the Debtors or the Post-Effective Date Debtor of any such claim that the Debtor may have against such holder.

ARTICLE V – PROVISIONS FOR EXECUTORY CONTRACTS AND UNEXPIRED LEASES

5.01 Executory Contracts. On the Effective Date, except as otherwise provided herein, each Executory Contract and Unexpired Lease not previously rejected, assumed, or assumed and assigned shall be deemed automatically rejected pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Leaseis: (1) specifically described in the Plan as to be assumed in connection with confirmation of the Plan, or is specifically scheduled to be assumed or assumed and assigned pursuant to the Plan; (2) subject to a pending motion to assume such Unexpired Lease or Executory Contract as of the Confirmation Date; (3) to be assumed by the Debtors or assumed by the Debtors and assigned to another third party, as applicable, in connection with the any sale transaction contemplated in this Plan; (4) a contract, instrument, or other agreement or document entered into in connection with the Plan; (5) is an Employment Agreement; (6) a D&O Liability Insurance Policy or Insurance Policy described in Section 5.04; or (7) listed on the Schedule of Rejected Executory Contracts and Unexpired Leases as of the Confirmation Date for rejection effective on a date that occurs after the Effective Date. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions, assignments, and rejections, including the assumption of the Executory Contracts or Unexpired Leases, pursuant to sections 365(a) and 1123 of the Bankruptcy Code.

5.02 Rejection Damages. Any Claim arising from the rejection of a contract or lease shall be a General Unsecured Claim. Any party holding a Claim based on the rejection of a contract or lease pursuant to the Plan must file a proof of claim with the Bankruptcy Court within thirty (30) days after (1) Confirmation or (2) an Order authorizing rejection of a contract or lease. Failure to file a proof of claim within the specified time period will result in the disallowance of any such Claim.

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5.03 Employment Agreements. All Employment Agreements with any person employed by the Debtor as of the Effective Date, and any documents or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Confirmation Date, the Debtors shall be deemed to have assumed all employment agreements and any documents and instruments related thereto.

5.04 Insurance Policies. All of the Debtors’ insurance policies (including, for the avoidance of doubt, the D&O Liability Insurance Policies) and any agreements, documents, or instruments relating thereto, are treated as and deemed to be Executory Contracts under the Plan. On the Confirmation Date, the Debtors shall be deemed to have assumed all insurance policies and any agreements, documents, and instruments related thereto. After the Effective Date, the Plan Administrator shall not terminate or otherwise reduce the coverage under the D&O Liability Insurance Policies in effect on the Effective Date, with respect to conduct occurring prior thereto, and all officers, directors, managers, and members of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such officers, directors, trustees, managers, or members remain in such position after the Effective Date.

ARTICLE VI – CORPORATE GOVERNANCE AND MANAGEMENT OF POST-EFFECTIVE DATE DEBTORS—PLAN ADMINISTRATOR

6.01 Appointment and Compensation of Plan Administrator. Upon the Effective Date, Shelly Crocker will continue on in her capacity as Chief Restructuring Officer of the Post-Effective Date Debtors, and Shelly Crocker LLC shall be appointed as Plan Administrator. For the avoidance of doubt, on the Effective Date, the Plan Administrator shall assume all management and control of all Debtors. As the Principal of the Plan Administrator, Shelly Crocker shall be compensated for her fees in the same manner as prior to the Effective Date in her capacity as Chief Restructuring Officer, plus reimbursement of its reasonable out of pocket expenses and costs incurred in connection with performing the services contemplated by the Plan, including the costs of professionals that the Plan Administrator deems necessary to retain, through December 31, 2024. As of January 1, 2025, Shelly Crocker, as Principal of the Plan Administrator shall be entitled to be compensated for her reasonable fees at the hourly rate of $600. The Plan Administrator shall have authority to compensate herself and any professionals without Bankruptcy Court approval from HCDI Net Proceeds that remain in the Post-Effective Date HCDI without further order of the Court

6.02 Debtors’ Existing Directors and Appointment of Post-Effective Date Director. On the Effective Date, each of the Debtors’ existing directors shall be terminated automatically without the need for any Corporate Action and without the need for any corporate or partnership filings and shall have no ongoing rights against or obligations to the Debtors or the Estates. On the Effective Date, either the Plan Administrator or a designee shall be appointed as the sole director of the Post-Effective Date Debtors’, and succeed to all such powers as would have been applicable to each Debtor’s directors in respect of all Post-Effective Date Debtors’ Assets; provided, however, that, the Plan Administrator may continue to consult with or employ the Debtors’ former directors in its reasonable discretion.

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6.03 Dissolution of the Debtors. Each of the Debtors may be dissolved by the Plan Administrator in its reasonable discretion after the sale of Estate Property, and the Plan Administrator may file any certificates of cancellation or similar documents as may be appropriate in connection with dissolution of any Debtor.

6.04 Corporate Documents and Corporate Authority. On the Effective Date, the certificates of incorporation, bylaws, and articles of organization, as applicable, of all Debtors shall be deemed amended to the extent necessary to carry out the provisions of the Plan. The entry of the Confirmation Order shall constitute authorization for the Debtors and the Plan Administrator to take or cause to be taken all actions necessary or appropriate to implement all provisions of, and to consummate, the Plan prior to, on, and after the Effective Date and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by the Bankruptcy Court without further approval, act, or action under any applicable law, order, rule, or regulation.

6.05 Retention of Claims, Avoidance Actions, and Causes of Action. Except as otherwise provided in the Plan or the Confirmation Order, from and after the Effective Date, the Plan Administrator will retain all rights to institute, commence, file, pursue, prosecute, enforce, abandon, settle, compromise, release, waive, dismiss, or withdraw, as appropriate, any and all of the Debtors’, the Estates’, or the Post-Effective Date Debtors’ Causes of Action (whether existing as of the Petition Date or thereafter arising), and all Avoidance Actions, all as Post-Effective Date Debtors’ Causes of Action, in each case in any court or other tribunal, including in an adversary proceeding Filed in the Chapter 11 Cases. The Plan Administrator, as successor in interest to the Debtors and the Estates, may, and will have the exclusive right, power, and interest on behalf of itself, the Debtors, and the Estates to, enforce, sue on, settle, compromise, transfer, or assign (or decline to do any of the foregoing) any or all of the Post-Effective Date Debtors’ Causes of Action without notice to or approval from the Bankruptcy Court. In accordance with the Plan, and pursuant to Bankruptcy Code section 363 and Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, from and after the Effective Date, the Plan Administrator may compromise and settle the Post-Effective Date Debtors’ Causes of Action. The failure to specifically identify in the Disclosure Statement or the Plan any potential or existing Avoidance Actions or Causes of Action as a Post-Effective Date Debtors’ Cause of Action is not intended to and shall not limit the rights of the Plan Administrator to pursue any such Avoidance Actions or Causes of Action.

6.06 Abandonment of Estate Property. Following the Effective Date, the Plan Administrator may abandon any of the Estate Property that it, in its business judgment, deems burdensome to the Estate by filing a motion to abandon Bankruptcy Code § 554.

6.07 No Liability of Plan Administrator. The Plan Administrator and any Professionals employed by the Plan Administrator shall have no liability for the outcome of any decision or course of action by the Plan Administrator except for any damages caused by willful misconduct, gross negligence, fraud or breach of fiduciary duty. Without the permission of the Bankruptcy Court, no judicial, administrative, arbitration or other action or proceeding shall be commenced against the Plan Administrator in its official capacity with respect to its status, duties, powers, acts or omissions in any forum other than the Bankruptcy Court.

DEBTORS’ JOINT CHAPTER 11 PLAN - 30	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

6.08 Termination of Plan Administrator. The Plan Administrator shall serve as such until the later of (a) payment of all Allowed Claims and Interests in full; or (b) the liquidation of all assets of the Post-Effective Date Debtors. At such time, management of the Debtors’ business shall divest from the Plan Administrator to the Debtor. The Plan Administrator may only be replaced by subsequent order of the Bankruptcy Court. If, for any reason, the Plan Administrator is no longer able to serve as such, the Post-Effective Date Debtors shall promptly file a motion with the Bankruptcy Court for appointment of successor Plan Administrator.

ARTICLE VII - MEANS FOR IMPLEMENTING THE PLAN

7.01 Sources of Plan Distributions. The Debtors and the Post-Effective Date Debtors shall fund distributions under this Plan, as applicable, with (a) proceeds from the Liquidation of Estate Property; (b) the New Interests; (c) any recoveries from any and all Causes of Action and (d) the Debtors’ Cash on hand, as applicable. The issuance, distribution, or authorization, as applicable, of the Post-Effective Date Interests under this Plan, will be exempt from SEC registration to the fullest extent permitted by Law, as more fully described in Article 8.06, below.

7.02 Distributions to Classes 2D, 3D, 4C, 5D, 6C, and 7D. Classes 2C, 3D, 4B, 5D, 6C, and 7D consist of the Equity Interests of Debtors Tanglewilde, Belfair Apartments, Bridgeview, Pacific Ridge, Semiahmoo, and HCDI Punta Gorda, respectively, which are each 100% held by Debtor HCDI. Any distributions on account of such Classes’ Interests shall be distributed directly to HCDI to fund distributions under the Plan.

7.03 Liquidation of Estate Property. On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors shall sell the Estate Property as follows: (a) the Multi-Family Properties will be sold to one or more Multi-Family Purchasers (the “Multi-Family Sales”); and (b) the Plan Administrator shall market the CA Properties, the TX Properties, the Semiahmoo Properties, and the Punta Gorda properties in a manner designed to maximize their value, subject to the oversight of the Plan Administrator and in accordance with all orders of the Bankruptcy Court (the “Post-Effective Date Sales”). Any Post-Effective Date Sale shall be free and clear of liens pursuant to Bankruptcy Code Section 1123(a)(5)(D), provided, however, that the Plan Administrator, in her sole discretion, may seek Court approval of any Post-Effective Date Sale after notice and hearing.

On the Effective Date, or as soon as reasonably practicable thereafter, the Debtors shall take all actions as may be necessary or appropriate to effectuate the Estate Property Sales including (a) the execution and delivery of any appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, or liquidation containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan and having other terms for which the applicable parties agree; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion, or dissolution pursuant to applicable state law; (d) such other transactions that are required to effectuate the Estate Property Sales; (e) all transactions necessary to provide for the purchase of some or all of the assets of, or Interests in, any of the Debtors which purchase may be structured as a taxable transaction for United States federal income tax purposes; and (f) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

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7.04 Waterfall Recovery. On or after the Effective Date, the Post-Effective Date Debtors shall make distributions on account of Allowed Claims from the Multi-Family Sales and the Post-Effective Date Sales from the Net Proceeds of the Free and Clear Sales, and distribution of any Net Distributable Proceeds, in accordance with the Waterfall Recovery set forth in Schedule B.

7.05 LLC Net Distributable Proceeds. All funds received by the LLC Debtors from the Multi-Family Sales and the Post-Effective Date Sales after (a) payment of all allowed secured claims in accordance with the Plan, or appropriate reserve therefor, and (b) payment of Estate Post-Effective Date Expenses, or appropriate reserve thereof shall vest with the Post-Effective Date Debtors. The Plan Administrator shall have discretion as to the amount of reserves to retain in the Post-Effective Date Debtors operating accounts. Distributions by the Plan Administrator on account of Allowed Claims or Interests from each LLC Debtors’ respective Net Distributable Proceeds Fund shall be made in accordance with the Plan.

7.06 HCDI Unsecured Creditors Fund. All funds received by HCDI from Net Proceeds and LLC Net Equity Proceeds held by Post-Effective Date HCDI after (i) payment of (or reservation of amounts on account of) Claims in Classes 1A through 1H in accordance with the Plan, or appropriate reserve therefor, and payment of Estate Post-Confirmation Expenses, or appropriate reserve therefor, shall constitute the HCDI Unsecured Creditors Fund.

7.07 Post-Effective Date HCDI Equity Interests. Post-Effective Date HCDI’s equity interests (the “Post Effective Date HCDI Equity Interests”) shall consist of a single class of stock (the “New HCDI Class A Stock”) and shall be issued to Holders of Allowed Class 1H Claims and Holders of Class 1K Interests. Post Effective Date HCDI shall be authorized to issue a certain number of New HCDI Class A Stock to Holders of Class 1H and Class 1K Claims pursuant to the New HCDI Corporate Governance Documents. Post Effective Date HCDI shall issue all securities, instruments, certificates, and other documents required to be issued by it with respect to all New HCDI Class A Stock. Each distribution and issuance referred to in this Article VIII shall be governed by the terms and conditions set forth in this Plan.

7.08 Section 1146(a) Exemption. Pursuant to Bankruptcy Code § 1146(a), the issuance, transfer or exchange of any security under the Plan, or the execution, delivery or recording of an instrument of transfer pursuant to, and implementation of, or as contemplated by the Plan, or the vesting, transfer or sale of any Estate Property pursuant to, as part of the implementation of, or as contemplated by the Plan, shall not be taxed under any state or local law imposing a stamp tax, transfer tax, real estate excise tax, or similar tax or fee. Each recorder of deed, or similar official for any city, county, or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, accept such instrument without requiring the payment of any documentary stamp tax, deed stamps, transfer tax, intangible tax, or real estate excise or similar tax.

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7.09 Cancellation of Notes, Instruments, Certificates, and Other Documents. On the Effective Date, except for the purpose of evidencing a right to and allowing Holders of Claims and Interests to receive a distribution under the Plan, or to the extent otherwise specifically provided for in the Plan, the Confirmation Order, or any agreement, instrument, or other document entered into in connection with or pursuant to the Plan or the sale of Estate Property, all notes, bonds, indentures, certificates, Securities, shares, purchase rights, options, warrants, collateral agreements, intercreditor agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of, or ownership interest in, the Debtors, giving rise to any Claims against or Interests in the Debtors or to any rights or obligations relating to any Claims against or Interests in the Debtors shall be deemed cancelled without any need for a Holder to take further action with respect thereto, and the duties and obligations of the Debtors shall be deemed satisfied in full, cancelled, released, discharged, and of no force or effect.

7.010 Exemption from Registration Requirements. The shares of the Post-Effective Date Interests, or any other Securities, being issued, offered, or distributed under this Plan will be issued without registration under the Securities Act or any similar federal, state, or local Law in reliance upon section 1145 of the Bankruptcy Code to the maximum extent permitted by law. To the extent Post-Effective Date Interests or any other Securities, cannot be issued, offered, or distributed in reliance upon section 1145 of the Bankruptcy Code, including with respect to an Entity that is an “underwriter” as defined in section 1145(b) of the Bankruptcy Code relating to the definition of underwriter in section 2(a)(11) of the Securities Act, they will be issued without registration under the Securities Act or similar Law in reliance upon section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act (or another applicable exemption from the registration requirements of the Securities Act).

Securities issued in reliance upon section 1145 of the Bankruptcy Code (to the fullest extent permitted and available) (a) are exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable Law requiring registration prior to the offering, issuance, distribution, or sale of Securities, to the maximum extent possible, (b) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and (c) are freely tradeable and transferable by any holder thereof that, at the time of transfer, (i) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (ii) has not been such an “affiliate” within 90 days of such transfer, (iii) has not acquired such Securities from an “affiliate” within one year of such transfer, and (iv) is not an Entity that is an “underwriter” (as defined in section 2(a)(11) of the Securities Act). The offering, issuance, distribution, and sale of any securities in accordance with section 1145 of the Bankruptcy Code shall be made without registration under the Securities Act or any similar federal, state, or local Law in reliance on section 1145(a) of the Bankruptcy Code.

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The issuance of the Post-Effective Date Interests or any other Securities shall not constitute an invitation or offer to sell, or the solicitation of an invitation or offer to buy, any securities in contravention of any applicable Law in any jurisdiction. No action has been taken, nor will be taken, in any jurisdiction that would permit a public offering of any of the New Interests (other than securities issued pursuant to section 1145 of the Bankruptcy Code) in any jurisdiction where such action for that purpose is required.

Any shares of the Post-Effective Date Interests, or any other Securities, issued in reliance upon the exemption from registration provided by section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act will be “restricted securities.” Such securities may not be resold, exchanged, assigned, or otherwise transferred except pursuant to an effective registration statement under the Securities Act or an available exemption therefrom and other applicable Law. The offering, issuance, distribution, and sale of such securities shall be made without registration under the Securities Act or any similar federal, state, or local Law in reliance on section 4(a)(2) of the Securities Act, Regulation D promulgated thereunder, and/or Regulation S under the Securities Act.

It is not expected that any shares of the Post-Effective Date Interests, or any other Securities, will be eligible for any depository services on or about the Effective Date. Further, it is not intended that the Post-Effective Date Interests will be listed on a national securities exchange (or a comparable non-U.S. securities exchange) on or about the Effective Date.

ARTICLE VIII - PROVISIONS CONCERNING DISTRIBUTIONS

8.01 Sources of Funds for Distribution. The distributions under the Plan shall be made from the Estate Property Proceeds.

8.02 Distributions for Claims Allowed as of the Effective Date. Except as otherwise provided herein or under applicable bankruptcy law or as ordered by the Bankruptcy Court, distributions to be made on account of Allowed Claims as of the Effective Date from Estate Property Proceeds shall be made by the Debtors or the Plan Administrator, as applicable, as assets available for distribution become available for distribution. Any payment or distribution required to be made under the Plan on a day other than a Business Day shall be made on the next succeeding Business Day.

8.03 Timing on Distributions to Class 1J Claims. The Plan Administrator shall distribute at least every six (6) months from the Petition Date to Class 1J Claims proceeds from the HCDI Unsecured Creditors Fund; provided, however, that the Plan Administrator shall maintain at all times adequate cash or marketable securities as reserves, including the Disputed Reserves, as may be reasonably necessary to maintain the value of the Post-Effective Date Debtors’ Assets, satisfy projected expenses and meet claims and contingent liabilities of the Post-Effective Date Debtors. The Plan Administrator may request the Bankruptcy Court to resolve any dispute or to rule upon any inquiry regarding the adequacy of reserves.

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8.04 No Distributions on Disputed Claims. Notwithstanding any provision of the Plan specifying the time for payment of distributions to holders of Claims, no payment or distribution shall be made to the holder of any Disputed Claim until the time such Claim has been determined to be an Allowed Claim. Notwithstanding the existence of a Disputed Claim in a Class to which a distribution under the Plan is due, such distribution to other creditors shall not be affected by any delay in the resolution of the Disputed Claim. Upon the allowance of any Disputed Claim, the Holder shall be paid the amount that such holder would have received had its Claim been an Allowed Claim on the Effective Date.

8.05 Interest on Claims. Unless otherwise specifically provided for or contemplated in the Plan, the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date.

8.06 Distributions by Plan Administrator. The Trustee shall distribute at least annually to the Trust Beneficiaries all net cash income plus all net cash proceeds from the liquidation of Trust Property; provided, however, that the Trustee shall maintain at all times adequate cash or marketable securities as reserves, including the Disputed Claim Reserve, as may be reasonably necessary to maintain the value of the Trust Property, satisfy projected expenses and meet claims

8.07 Delivery of Distributions. Distributions to Holders of Allowed Claims shall be made at the addresses set forth in the records of the Debtor or as otherwise available to the Debtors or the Plan Administrator, unless such addresses are superseded by any proofs of claim or transfers of claim that may be filed pursuant to Bankruptcy Rule 3001. If the distribution to any Holder of an Allowed Claim is returned to the Plan Administrator as undeliverable or is otherwise unclaimed, no further distributions shall be made to such holder unless and until the Plan Administrator is notified in writing of such Holder’s then current address. The Plan Administrator shall make all distributions that have become deliverable or have been claimed as soon as practicable after such distribution has become deliverable. Any Holder of an Allowed Claim that does not assert a claim pursuant to the Plan for an undeliverable or unclaimed distribution within one (1) year after the Effective Date shall be deemed to have forfeited its claim for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed distribution against the Plan Administrator, the Debtor, the Post-Effective Date Debtors, the Estate and/or property of the Estate. Nothing contained in the Plan requires the Plan Administrator or other person to attempt to locate a Holder of an Allowed Claim.

8.08 Allocation of Distributions. All Distributions received under the Plan by Holders of Claims shall be deemed to be allocated first to the principal amount of such Claim, as determined for U.S. federal income tax purposes, and then to accrued interest, if any, with respect to such Claim.

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ARTICLE IX - MISCELLANEOUS PROVISIONS

9.01 Vesting of Assets. Except as provided in this Plan, all assets of the respective Estates shall be vested in the respective Post-Effective Date Debtors in accordance with 11 U.S.C. § 1141, and no further order of the Court shall be necessary for the Post-Effective Date Debtors and the Plan Administrator to perform such acts as are within the ordinary scope of their affairs and/or necessary to carry out the purposes and intent of this Plan.

9.02 Administrative Claim Bar Date. The deadline for submitting any Claim entitled to priority pursuant to section 507(a)(2) or (b) of the Code incurred prior to Confirmation shall be thirty days following Confirmation. Failure to file a Claim by this date shall conclusively bar the claimant from asserting its Claim, which Claim shall be forever discharged.

9.03 Professional Fee Claims. All final requests for payment of Professional Fee Claims to the extent required pursuant to Bankruptcy Code sections 327, 328, 330, 331, 363, 503(b), or 1103 must be made by application filed with the Bankruptcy Court and served on counsel to the U.S. Trustee no later than forty-five (45) calendar days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Professional Fee Claims shall be paid by the Plan Administrator to the extent approved by order of the Bankruptcy Court within five (5) Business Days after entry of such order. On the Effective Date, the Plan Administrator shall establish the Professional Fee Reserves. The Professional Fee Reserves shall vest in the Post-Effective Date Debtors and shall be maintained by the Plan Administrator in accordance with the Plan. The Plan Administrator shall fully fund the Professional Fee Reserves on the Effective Date, or as soon as practicable thereafter, in an amount that is reasonable acceptable to the Debtors prior to the Confirmation Hearing and that approximates the total projected amount of unpaid Professional Fee Claims on the Effective Date. All Professional Fee Claims that have not previously been paid, otherwise satisfied or funded to the trust account of Debtors’ counsel or withdrawn shall be paid from the Professional Fee Reserves. Any excess funds in the Professional Fee Reserves shall be released to the Post-Effective Date Debtors to be used for other purposes consistent with the Plan. For the avoidance of doubt, the Professional Fee Reserves are an estimate and shall not be construed as a cap on the Plan Administrator or the Post-Effective Date Debtors’ obligation to pay in full Allowed Professional Fee Claims.

9.04 Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C. § 1930, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid by the Debtors on or before the Effective Date. All such fees that relate to distributions by each Debtor after the Effective Date shall be paid by the Post-Effective Date Debtors. Notwithstanding anything to the contrary in the Plan, the U.S. Trustee shall not be required to file any proofs of claim with respect to quarterly fees payable pursuant to 28 U.S.C. § 1930.

9.05 Post-Effective Date Employment of Professionals. Upon the Effective Date, any requirement that professionals comply with sections 327 through 331 of the Code in seeking retention or compensation for services rendered after such date shall terminate, and the Debtor may employ and pay professionals. Notwithstanding any other provision herein, the Post-Effective Date Debtors shall be authorized to employ and compensate professionals following Confirmation upon such terms as the Plan Administrator deems reasonable and appropriate without further notice or order of the Court.

DEBTORS’ JOINT CHAPTER 11 PLAN - 36	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

9.06 Exculpation and Limitation of Liability. The Exculpated Parties will neither have nor incur any liability to any entity for any claims or Causes of Action arising on or after the Petition Date and prior to the Effective Date for any act taken or omitted to be taken in connection with, or related to (i) the Chapter 11 Cases, (ii) any sale of Estate Property; (iii) any other sales consummated during the Chapter 11 Cases, (iv) formulating, negotiating, preparing, disseminating, implementing, administering, confirming or effecting the consummation of this Plan, or any other contract, instrument, release or other agreement or document created or entered into in connection with this Plan, including the Disclosure Statement, (v) any other postpetition act taken or omitted to be taken in connection with or in contemplation of Confirmation of this Plan, or (vi) the approval of the Disclosure Statement and Plan or Confirmation or Substantial Consummation of the Plan, provided, however, that the foregoing provisions will have no effect on the liability of any entity that results from any such act or omission that is determined in a final order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence, actual fraud, or willful misconduct. The Exculpated Parties have, and upon Confirmation of this Plan shall be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distributions pursuant to the Plan, and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

9.07 Modifications or Amendments. In the Debtors’ reasonable discretion, the Debtors may alter, amend, or modify the Plan under Bankruptcy Code section 1127(a) at any time at or prior to the conclusion of the Confirmation Hearing. All alterations, amendments, or modifications to the Plan must comply with Bankruptcy Code section 1127. The Debtors shall provide parties in interest with notice of such amendments or modifications as may be required by the Bankruptcy Code, Bankruptcy Rules, or order of the Bankruptcy Court. A Creditor that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not materially and adversely change the treatment of the Claim of such Creditor.

After entry of the Confirmation Order and prior to substantial consummation (as defined in Bankruptcy Code section 1101(2)) of the Plan, the Debtors may, under Bankruptcy Code section 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or to reconcile any inconsistencies in the Plan, the Disclosure Statement approved with respect to the Plan, or the Confirmation Order, and such matters as may be necessary to carry out the purpose and effect of the Plan so long as such proceedings do not adversely affect the treatment of Holders of Claims under the Plan. Such proceedings must comply with Bankruptcy Code section 1127. To the extent required, prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or an order of the Bankruptcy Court. A Creditor that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended, modified, or clarified, if the proposed alteration, amendment, modification, or clarification does not materially and adversely change the treatment of the Claim of such Creditor.

DEBTORS’ JOINT CHAPTER 11 PLAN - 37	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

9.08 No Stay of Confirmation Order. The stay of enforceability of the Confirmation Order pursuant to Federal Rule of Bankruptcy Procedure 3020(e) shall not apply, and the Confirmation Order shall be enforceable upon entry according to its terms absent further order of the Court.

9.09 Severability of Plan Provisions. If, at or before the Confirmation Hearing, the Bankruptcy Court holds that any Plan term or provision is invalid, void, or unenforceable, the Bankruptcy Court may alter or interpret that term or provision so that it is valid and enforceable to the maximum extent possible consistent with the original purpose of that term or provision. That term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the Plan’s remaining terms and provisions will remain in full force and effect and will in no way be affected, impaired, or invalidated. The Confirmation Order will constitute a judicial determination providing that each Plan term and provision, as it may have been altered or interpreted in accordance with this Section 10.09, is valid and enforceable under its terms.

9.010 Binding Effect of Plan. Upon the Effective Date, Bankruptcy Code section 1141 shall become applicable with respect to the Plan and the Plan shall be binding on all Persons to the fullest extent permitted by Bankruptcy Code section 1141(a). Confirmation of the Plan binds each Holder of a Claim or Equity Interest to all the terms and conditions of the Plan, whether or not such Holder’s Claim or Equity Interest is Allowed, whether or not such Holder holds a Claim or Equity Interest that is in a Class that is Impaired under the Plan, and whether or not such Holder has accepted the Plan.

9.011 Event of Default; Consequence of Default. An event of default shall occur if the Post-Effective Date Debtors fail to comply with a material provision of this Plan. In such an event, the party alleging the default shall provide written notice of the alleged default to the Post Effective Date Debtors, the Plan Administrator, and their attorneys at the following addresses:

To the Debtors:

Shelly Crocker LLC

4616 25th Ave NE #401

Seattle, WA 98105

scrocker@harborcustomdev.com

With copy to:

Cairncross & Hempelmann, P.S.

Attn: Aditi Paranjpye

524 Second Ave., Suite 500

Seattle, WA 98104

aparanjpye@cairncross.com

DEBTORS’ JOINT CHAPTER 11 PLAN - 38	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

AND

Levene, Neale, Bender, Yoo & Golubchik L.L.P.

Attn: Eve H. Karasik

2818 La Cienega Avenue

Los Angeles, CA 90034

EHK@lnbyg.com

If, after thirty days following the Post-Effective Date Debtors, the Plan Administrator, and counsel’s receipt of the notice of default, the Post-Effective Date Debtors or the Plan Administrator and such noticing party have been unable to resolve, or the Post-Effective Date Debtors or the Plan Administrator has been unable to cure, the asserted default, then the noticing party may proceed with any remedies available to it under applicable law; provided, that nothing herein shall limit or affect the Post-Effective Date Debtor or the Plan Administrator right to seek appropriate relief from any court of competent jurisdiction.

9.012 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), (a) the laws of the State of Washington shall govern the construction and implementation of the Plan and (except as may be provided otherwise in any such agreements, documents, or instruments) any agreements, documents, and instruments executed in connection with the Plan and (b) the laws of the state of incorporation or formation of each Debtor shall govern corporate or limited liability company governance matters with respect to such Debtor; in each case without giving effect to the principles of conflicts of law thereof. Any applicable nonbankruptcy law that would prohibit, limit, or otherwise restrict implementation of the Plan based on (i) the commencement of the Chapter 11 Cases, (ii) the appointment of the Plan Administrator, (iii) the wind down of the Debtors, (iv) the liquidation of some or all of the Post-Effective Date Debtors’ Assets or (v) any other act or action to be done pursuant to or contemplated by the Plan is superseded and rendered inoperative by the Plan and federal bankruptcy law.

9.013 Final Decrees. Upon Substantial Consummation, and in the Plan Administrator’s discretion, the Plan Administrator shall move for the entry of the Final Decree with respect to one or more of the Debtors. On entry of the Final Decree, the Plan Administrator, in each case to the extent not previously discharged by the Bankruptcy Court, shall be deemed discharged and have no further duties or obligations to any Person.

9.014 Retention of Jurisdiction. Following the entry of the Confirmation Order, the Court shall retain jurisdiction over the Reorganized Debtor, the Estate, Estate Property, and the Reorganized Debtor’s assets until the Plan is substantially consummated and the Court enters a final decree and an order closing the Case. The Court’s retained jurisdiction shall give it authority to hear matters for purposes of administering the Plan, including, without limitation:

(a)	To determine all adversary proceedings, if any, Claims of the Estate by or against any claimant, and applications, motions, and contested matters instituted prior to the closing of the Case;

(b)	To ensure that distributions are accomplished as provided in the Plan;

DEBTORS’ JOINT CHAPTER 11 PLAN - 39	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

(c)	To determine all objections to Administrative Expense Claims filed before entry of the Confirmation Order;

(d)	To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, or vacated;

(e)	To issue orders in aid of execution of the Plan and to issue injunctions or take such other actions or make such other orders as may be necessary or appropriate to restrain interference with the Plan or its execution or implementation by any entity;

(f)	Subject to subchapter V of chapter 11 of the Code, to consider any modification to the Plan, to cure any defect or omission in the Plan, to reconcile any inconsistency in the Plan or any order of the Court, including without limitation the Confirmation Order;

(g)	To determine any disputes arising in connection with the interpretation, implementation, execution or enforcement of any provision of the Plan, the Confirmation Order or any other order of the Court;

(h)	To determine all matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Code;

(i)	To determine any other matter not inconsistent with the Code;

(j)	To re-examine any Claim that has been Allowed; and

(k)	To enter a final decree closing this Case.

*           *           *           *           *           *           *           *           *           *           *           *

CAIRNCROSS & HEMPELMANN, P.S.

Aditi Paranjpye, WSBA No. 53001
E-mail: aparanjpye@cairncross.com
524 Second Avenue, Suite 500
Seattle, WA 98104-2323
Telephone: (206) 587-0700
Facsimile: (206) 587-2308
Attorneys for Debtor

DEBTORS’ JOINT CHAPTER 11 PLAN - 40	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

SCHEDULE A

[WATERFALL RECOVERY]

[To be filed with Plan]

DEBTORS’ JOINT CHAPTER 11 PLAN - 41	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

SCHEDULE B

[EXECUTORY CONTRACTS TO BE ASSUMED]

[To be filed with Plan]

DEBTORS’ JOINT CHAPTER 11 PLAN - 42	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

SCHEDULE C

[POST-EFFECTIVE DATE HCDI CORPORATE GOVERNANCE DOCUMENTS]

[To be filed with Plan]

DEBTORS’ JOINT CHAPTER 11 PLAN - 43	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

SCHEDULE D

POST-EFFECTIVE DATE HCDI STOCK CERTIFICATE

[To be filed with Plan]

DEBTORS’ JOINT CHAPTER 11 PLAN - 44	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308

SCHEDULE F

[EXECUTORY CONTRACTS TO BE ASSUMED]

[To be filed with Plan]

DEBTORS’ JOINT CHAPTER 11 PLAN - 45	CAIRNCROSS & HEMPELMANN, P.S. ATTORNEYS AT LAW 524 Second Avenue, Suite 500 Seattle, Washington 98104-2323 office 206 587 0700 fax 206 587 2308